EXHIBIT 99.1

Contact at 214/432-2000
Steven R. Rowley
President & CEO
Arthur R. Zunker, Jr.
Senior Vice President & CFO

News For Immediate Release
EAGLE MATERIALS INC. INCREASES FIRST QUARTER AND ANNUAL
EARNINGS GUIDANCE
     (DALLAS, TX — June 27, 2006): Eagle Materials Inc. (NYSE: EXP) today announced that it is raising its earnings guidance for the first quarter of its fiscal 2007 to $1.10 to $1.20 per diluted share, which is an approximate 10% increase from its previously announced first quarter guidance of $1.00 to $1.10 per diluted share. Eagle also increased its annual guidance for fiscal 2007 from $3.67 to $4.00 per diluted share to $4.40 to $4.70 per diluted share, an approximate 20% increase. The earnings increase is primarily attributable to volume growth and strong pricing in its wallboard and cement operations.
     Eagle will release its financial results for the first quarter of fiscal 2007 ended June 30, 2006, after the close of business on July 24, 2006, and host a conference call at 10:00 a.m. ET on July 25, 2006. Investors and other interested parties in the U.S. may access the teleconference live by calling (800) 745-2192 approximately 10 minutes before the scheduled start. International participants can dial (212) 676-4904. The access code is 21297597. A live webcast will be available via the internet through Eagle’s home page at www.eaglematerials.com. The conference call will be recorded and available on the site’s Investor Relations page for 12 months.
     Eagle Materials Inc. is a Dallas-based company that manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, and Concrete and Aggregates.
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     Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including natural gas) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.